CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Registration Statement No. 33-6486.

                                         ARTHUR ANDERSEN LLP

New York, New York
April 15, 1999